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                                                                   EXHIBIT 5.1


                          GIBSON, DUNN & CRUTCHER LLP
                           4 PARK PLAZA, SUITE 1700
                           IRVINE, CALIFORNIA 92614



                                 April 9, 1998


                                                                 C 29003-00719

Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, CA 92503-5527

     Re:  REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

     You have requested our opinion with respect to certain matters in connection with the filing by Fleetwood Enterprises, Inc., a Delaware corporation (the "Company"), of a Registration Statement on Form S-4 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"), including a proxy statement/prospectus to be filed with the Commission pursuant to Rule 424 of Regulation C promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the issuance of up to 3,620,300 shares of the Company's Common Stock, par value $1.00 per share (the "Securities"), to the stockholders of HomeUSA, Inc., a Delaware corporation ("HomeUSA"), in exchange for shares of capital stock of HomeUSA upon consummation of the merger of HomeUSA with and into HUSA Acquisition Company, a Delaware corporation and wholly owned subsidiary of the Company ("Acquisition Sub").

     In connection with this opinion, we have examined the Registration Statement, the Company's Restated Certificate of Incorporation and Bylaws, each as amended to the date hereof, and the records of corporate proceedings and other actions taken by the Company in connection with the merger and the authorization and issuance of the Securities. In connection with our examination of such documents, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of

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Fleetwood Enterprises, Inc.
April 9, 1998
Page 2


such persons. As to facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of the Company.

     Based upon the foregoing and in reliance thereon, we are of the opinion that the Securities, when issued in accordance with (i) the terms and conditions of that certain Agreement and Plan of Merger dated February 17, 1998, by and among the Company, HomeUSA and Acquisition Sub, (ii) applicable state securities laws, (iii) the Registration Statement and pertinent exhibits thereto, and (iv) an order from the Commission declaring the Registration Statement effective, will be legally issued, fully paid and non-assessable.

     Our opinions do not address or include the accuracy, completeness, fairness or adequacy of the disclosures contained in the Registration Statement under the securities or other laws and regulations of the United States or any state or other jurisdiction. In addition, we express no opinion as to matters involving the laws of any jurisdiction other than the States of California and Delaware and the United States of America. We are not admitted to practice law in the State of Delaware, but we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we considered necessary to render our opinion. The opinion set forth in this letter is limited to the present laws of the State of California, the present federal laws of the United States, and, to the limited extent set forth above, the present laws of the State of Delaware. No opinion is expressed by us as to the matters of conflict or choice of law. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to he use of our name under the caption "Legal Matters" in the Registration Statement and in the proxy statement/prospectus that forms a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                        Very truly yours,



                                        GIBSON, DUNN & CRUTCHER LLP

RED/MDL